Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Scage Future

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, par value $0.0001 per share	(1)	457(a)	35,638,795	$2.60	$92,660,867.00	0.0001381	$12,796.47
Fees to be Paid	Equity	Private Warrants	(2)	Other	8,800,000			0.0001381	0.00
Fees to be Paid	Equity	Ordinary Shares, par value $0.0001 per share, issuable upon exercise of the Private Warrants	(3)		8,800,000	11.50	101,200,000.00	0.0001381	13,975.72
Fees to be Paid	Equity	Ordinary Shares, par value $0.0001 per share, issuable upon exercise of the Public Warrants	(4)		12,934,165	$11.50	$148,742,897.50	0.0001381	$20,541.39

Total Offering Amounts:							$342,603,764.50		47,313.58
Total Fees Previously Paid:									0.00
Total Fee Offsets:									34,517.11
Net Fee Due:									$12,796.47

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Offering Note(s)

(1)	American depositary shares (“ADSs”) issuable upon deposit of the ordinary shares registered hereby are registered under a separate registration statement on Form F-6 (Registration No. 333-282523). Each ADS represents one ordinary share.

This Registration Statement covers the resale by the Selling Shareholders of up to 35,638,795 Ordinary Shares previously issued to the Selling Shareholders and 8,800,000 Private Warrants previously issued to certain Selling Shareholders as named in the Registration Statement. In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

Based on the closing price of the Ordinary Shares as of January 15, 2026.
(2)	American depositary shares (“ADSs”) issuable upon deposit of the ordinary shares registered hereby are registered under a separate registration statement on Form F-6 (Registration No. 333-282523). Each ADS represents one ordinary share.

This Registration Statement covers the resale by the Selling Shareholders of up to 35,638,795 Ordinary Shares previously issued to the Selling Shareholders and 8,800,000 Private Warrants previously issued to certain Selling Shareholders as named in the Registration Statement. In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Private Warrants has been allocated to the underlying Ordinary Shares and those Ordinary Shares are included in the registration fee.
(3)	American depositary shares (“ADSs”) issuable upon deposit of the ordinary shares registered hereby are registered under a separate registration statement on Form F-6 (Registration No. 333-282523). Each ADS represents one ordinary share.

This Registration Statement covers the resale by the Selling Shareholders of up to 35,638,795 Ordinary Shares previously issued to the Selling Shareholders and 8,800,000 Private Warrants previously issued to certain Selling Shareholders as named in the Registration Statement. In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

This Registration Statement also covers the issuance and sale up to 21,734,165 Ordinary Shares, including (1) 8,800,000 Ordinary Shares underlying the Private Warrants, and (2) 12,934,165 Ordinary Shares underlying the Public Warrants. In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

Calculated in accordance with Rule 457(g) under the Securities Act, based on the current $11.50 exercise price of the Private Warrants and the Public Warrants.
(4)	American depositary shares (“ADSs”) issuable upon deposit of the ordinary shares registered hereby are registered under a separate registration statement on Form F-6 (Registration No. 333-282523). Each ADS represents one ordinary share.

This Registration Statement covers the resale by the Selling Shareholders of up to 35,638,795 Ordinary Shares previously issued to the Selling Shareholders and 8,800,000 Private Warrants previously issued to certain Selling Shareholders as named in the Registration Statement. In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

This Registration Statement also covers the issuance and sale up to 21,734,165 Ordinary Shares, including (1) 8,800,000 Ordinary Shares underlying the Private Warrants, and (2) 12,934,165 Ordinary Shares underlying the Public Warrants. In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

Calculated in accordance with Rule 457(g) under the Securities Act, based on the current $11.50 exercise price of the Private Warrants and the Public Warrants.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Scage Future	(1)	F-4	333-281332	08/07/2024		$34,517.10	Equity	Ordinary Shares issuable upon exercise of Warrants	21,734,165	$249,942,897.50	$
Fee Offset Sources	Scage Future		F-4	333-281332		08/07/2024							34,517.11

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Explanation of the basis for claimed offset:

(1)	The Registrant previously registered for resale up to 21,737,500 Ordinary Shares issuable upon the exercise of certain assumed warrants under a registration statement on Form F-4 (File No. 333-281332) (the “Prior Registration Statement”).

Of the 21,737,500 Ordinary Shares registered for resale on the Prior Registration Statement, 21,734,165 Ordinary Shares remain unsold as of the date of the filing of this Registration Statement on Form F-1. $34,517.11 of the $36,897.2325 of total fees paid in connection with the Prior Registration Statement are associated with the 21,734,165 Ordinary Shares that remain unsold under the Prior Registration Statement and that the Registrant now intends to register, among others, under this Registration Statement on Form F-1.